Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, relating to the Alliance Bankshares Corporation Stock Option Plan, of our report dated January 28, 2003, included in the Alliance Bankshares Corporation Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and to all references to our Firm included in this registration statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
June 19, 2003